Exhibit 23.3

CONSENT OF SPEARS & ASSOCIATES, INC.

Spears & Associates Inc. hereby consents to the reference to our firm, to our reports, and all information derived from our reports by Platinum Energy Solutions, Inc. in connection with its Registration Statement on Form S-1/Amendment and related prospectus dated January 30, 2012.

/s/ Richard B. Spears
Dated: January 27, 2012	SPEARS & ASSOCIATES, INC.